Exhibit 10.1

BEIJING RURAL CREDIT COOPERATIVE

LOAN AGREEMENT

THE LENDER: BEIJING HAIDIAN DISTRICT YUYUANTAN RURAL CREDIT COOPERATIVE (hereinafter referred to as “Party A”)

Domicile: Block A, 17 Wanshou Road, Haidian District, Beijing, P.R China

Postal Code: 100036

Legal Representative: Chen Yanxiang

Telephone: 68157933

Fax: 68157927

THE BORROWER: BEIJING EFUTURE INFORMATION TECHNOLOGY INC. (hereinafter referred to as “Party B”)

Domicile: Room 312, E2 Tower, No. 1 Oriental Plaza, East Chang An Ave, Dong Cheng District, Beijing

Postal Code: 100738

Legal Representative: Yan Yanchun

Telephone: 85188680

Fax: 85188679

Deposit Bank: China Merchant Bank Beijing Branch Oriental Plaza Sub-branch

THIS AGREEMENT is made and entered into by and between Party A and Party B, through mutual friendly negotiation based on the principle of voluntariness, equality, as well as good faith, in accordance with relevant laws and regulations of the People’s Republic of China which are currently in effect, subject to the terms and conditions as hereof.

Chapter 1 — Type of Loan

Article 1 Party A hereby agrees to extend to Party B a short-term loan subject to the terms contained herein.

Chapter 2 — Purpose of Loan

Article 2 The loan to be provided hereunder is intended for working capital, without prior written consent from Party A, no change shall be made to the agreed purposes thereof.

Chapter 3 — Amount and Term of Loan

Article 3 The type of currency of the loan hereunder is Renminbi, and the amount thereof is two million eight hundred thousand.

Article 4 The term of the loan hereunder shall be from February 6, 2005 to February 5, 2006. Prior to the completion of performance of this Agreement, Party B, intending to extend the term hereof, shall deliver to Party A an application for an extension of term for repayment of loan at least thirty (30) days before the expiration date of the scheduled term hereof, and an agreement on term extension for repayment shall be concluded between both Parties upon Party A consenting to the said application.

Chapter 4 — Computation of Interests

Article 5

5.1 The interest rate of the loan hereunder is 5.58%

5.2 Party A shall be deemed to have extended and Party B to have borrowed the Loan hereunder upon the availability of the amount of the Loan to the account of Party B subject to the timescale prescribed in Article 6 below. The interest on the Loan hereunder shall be accrued as from the date of availability of the loan. In the event the date of actual availability of loan shall not coincide with the date thereof agreed to herein, the date shown in the voucher of loan transfer shall be applied, which voucher shall be considered an integral part of this Agreement and both of them are equally authentic;

5.3 The interest accrued on any partial amount of the loan hereunder shall be settled on the 20th day of each quarter;

5.4 The said interest on loan shall be calculated and paid:

☐	on monthly basis

☒	on quarterly basis

☐	on the date of principal repayment

5.5 Appropriate compound interest shall be computed and charged at the interest rate set out herein on any amount of interest not paid when due, and shall be computed and charged at a penalty interest rate on the aforesaid overdue interests after the expiration date of the loan hereunder;

5.6 A penalty interest shall be computed and charged on any amount overdue, including principal and accrued interests, at a interest rate of 130% of the loan interest rate provided herein, as from the maturity date of the loan hereunder;

5.7 Where Party B uses the loan for purposes other than those prescribed herein, Party A is entitled to take appropriate actions to deal with resulting issues as if the used amount by Party B as hereabove had been appropriated and diverted without authorization or approval, furthermore, a penalty interest shall be computed and charged on the appropriated and diverted amount of the loan as above at an interest rate of 150% of that described herein during the period of appropriation or diversion thereof;

5.8 Any necessary adjustment of the interest rate of loan hereunder and the method of computation and collection of interest shall be determined in accordance with pertinent provisions of the People’s Bank of China. In the event the People’s Bank of China makes revision to the above-mentioned provisions, which revision applies to the loan hereunder, then Party A , without having to notify Party B, may apply such revised provisions of the People’s Bank of China to the loan hereunder in all respects.

5.9 In the event where the People’s Bank of China adjusts then currently applicable interest rate upon execution of this Agreement and prior to the availability of the first installment of the loan, the interest rate stipulated herein shall be applied to the loan hereunder.

Chapter 5 — Withdrawal of Loan

Article 6 Party shall withdraw the loan hereunder in an manner of:

☒	A lump sum on February 6, 2006.

☐	In installments in the amount and on the time specified in Appendix A attached hereto.

Chapter 6 — Repayment of Loan

Article 7

7.1 Party B may in its sole discretion elect to repay the principal of the loan in an manner of:

☒	A lump sum of repayment when due.

☐	In installments of principal in the amount and on the time specified in Appendix B attached hereto.

7.2 Party B shall, at the interest settlement date and prior to the principal repayment date both as prescribed herein, prepare in such an account opened by Party B with Party A, adequate and sufficient funds for repayment of due and unpaid amounts of principal and accrued interests thereon in that currently applicable period, or shall at the repayment date stipulated herein transfer appropriate amount from other accounts for repayment of due amount of loan. In the event of the failure of Party B to repay any due and unpaid amounts of the loan, whether that of principal or accrued interest thereon, as scheduled, Party B is entitled to deduct or withhold directly the payable amounts from any account opened by Party B with Party A with any business offices that are within the department of Party A, including but not limited to the principal of the loan, accrued interests, compound interests, as well as penalty interests;

7.3 Should Party B intend to repay accrued interests ahead of schedule, an prior notice to Party A is required therefore. Where Party B intends to repay the principal of the loan ahead of schedule, a written application of ten (10) working days is required to be submitted to Party A to that effect, such voluntary earlier repayment of principal of loan, in whole or in part, is subject to approval of Party A;

7.4 Party A hereby agrees that if Party B requests to repay, wholly or partly, the principal, at a earlier date, Party A shall calculate and charge the interest on the amount to be repaid as above on the basis of the number of actual use of such amount by Party B and subject to related provisions stated herein. In addition, Party B is obliged to pay to Party A compensation for breach in the sum which shall be computed as follows:

Early Repaid Amount of Principal x 5.58% x Number of Early Days

Article 8

8.1 In case Party B fails to use the loan pursuant to the purposes prescribed herein or repay due amount of principal and accrued interests thereon as scheduled, Party A is entitled to declare any and all amounts of the loan immediately due and mature, and to recall any amount of the loan extended, and cease to provide any amount thereof.

8.2 During the term of this Agreement, in case Party B incurs a loss or intentionally creates such a phenomenon of overstated income and understated loss due to improper management and malpractice, or a dispute over debt arises between Party B and any third party, or damage or destruction has been made to the mortgaged or pledged property, as well as any other circumstances that might threaten the security and safety of the loan hereunder, Party A may in its sole discretion cease to extend further amounts under the loan and recall the amount in whole or in part extended subject to provisions hereof.

8.3 In case Party B provides Party A with such balance sheets or profit and loss statements which are falsified or conceal material facts, or Party B declines to subject itself to appropriate supervision on the use of loan and activities in respect of production, business operation and finance, then Party A may in its sole discretion cease to extend further amounts under the loan and recall the amount in whole or in part extended subject to provisions hereof;

8.4 In case Party B fails to perform any of its obligations hereunder or any of those under the Guarantee Agreement which are specifically designed for it, Party A, in addition to taking appropriate measures subject to relevant laws, shall have the right to recall the amount of the loan extended hereunder, in whole or in part, and cease to extend Party B any amount of the loan that has not been withdrawn by Party B.

Chapter 7 — Guarantee

Article 9 To ensure any and all amounts of the loan hereunder shall be repaid and satisfied as scheduled, one or more than one means of guarantee indicated below shall be established therefor:

☒	Guarantee Agreement numbered [2005] Wangbaozhi No. 002;

☐	[ ] numbered [Year] ;

☐	[ ] numbered [Year] ;

Party B hereby acknowledges that Party A is entitled to choose to claim any rights included in the Guarantee Agreement listed above, so as to enable Party A to realize its due creditor’s rights hereunder or thereunder, and waive rights to defend the choice of claim by Party A.

Chapter 8 — Rights and Obligations of Both Parties

Article 10 Rights and Obligations of Party B:

10.1 Party B undertakes that the loan purposes set forth hereabove are in line with and confirming to relevant laws, regulations, administrative rules, department rules, industry standards, as well as the Articles of Association or constitutional documents of Party B, and appropriate licenses and authorization have been duly obtained and procured;

10.2 Party B undertakes that any and all materials to be provided during the process of examination of application for loan are true and valid;

10.3 Party B will subject itself to reasonable and appropriate investigation of , access to and supervision on the use of loan hereunder by Party A;

10.4 Party B will on its own initiative, cooperate with Party A in any matter in respect of investigation of, access to and supervision on the use of loan hereunder by Party A; provide Party A with copies of its related financial statements such as balance sheets, profit and loss statements, cash flow sheets, etc.; and be responsible for the truthfulness, completeness and validity thereof;

10.5 In the event that Party B during the term of this Agreement stops production, ceases to carry out business, is de-registered, has its business license suspended, the legal representative or key responsible persons of which commit unlawful act and involve in influential actions, experiences serious difficulties operating and manufacturing, undergoes deteriorating in financial standing, etc. as well as other circumstances that might be materially adverse to the repayment obligations hereunder, Party B shall give a written notice to Party A without delay and shall at the request of Party A satisfy the debts hereunder and effect the guarantee provided for the said debt;

10.6 In the event a consolidation, division, merger & acquisition, restructuring into a shareholding company, contracting, lease, asset transfer, pool, investment, application for business stop for rectification, application for dissolution, application for bankrupt proceedings, as well as other acts that may suffice to result in a change in the debt relationship between both Parties or prejudice the realization of the rights and interests of Party A occurs or has occurred to Party B, Party B shall deliver to Party A written notice of ten (10) working days for approval, and shall take step to satisfy the debts hereunder and effect the guarantees provided therefore, otherwise, Party B shall be precluded from conducting or taking on any of the aforesaid acts;

10.7 During the term of this Agreement, in case Party B changes its legal representative, domicile, business scope, registered capital, or name, a written notice of thirty (30) days is required from Party B to Party A to that effect;

10.8 No guarantee which exceeds the financial ability of Party B may be provided for any third party unless and until the principal and accrued interests thereon of the loan hereunder have been fully satisfied and settled;

10.9 Any intended transfer or assignment of debts hereunder by Party B to any third party shall be subject to a written permission of Party A.

Article 11 Rights and Obligations of Party A:

11.1 Party A hereby undertakes to extend the loan hereunder subject to relevant applicable laws, regulations as well as provisions stated herein, and that it has obtained appropriate authority for execution of this Agreement;

11.2 Party A is entitled to extend Party B the loan in full and on time upon Party B meeting the following pre-conditions therefor:

(a) Party B has procured and completed any and all required approval, registration, delivery as well as other statutory procedures subject to relevant applicable laws, regulations, and Party A’s provisions;

(b) In case a guarantee has been established for this Agreement, a guarantee agreement or other means of guarantee which is satisfactory to Party B has come into effect; and

(c) No occurrence of any breach set out herein on the part of Party B.

11.3 Party A shall keep and maintain confidential and secret any and all information and materials obtained from Party B in respect of its liabilities, finance, production, as well as business operation, etc.

11.4 During the term of this Agreement, Party B shall give a written notice of at least three (3) days after Party B changes its domicile which notice shall specifies such change.

11.5 Any intended transfer of the creditor’s claim by Party A to any third party is not subject to consent of Party B, however, provided that a notice shall reach Party B fifteen (15) days following the execution of the agreement for the transfer of creditor’s claim.

11.6 Except as otherwise provided herein, any amount that Party B pays shall be arranged to satisfy the debt hereunder in such a manner as repay the principal first and accrued interest later.

11.7 In the event the guarantor, which provides guarantee for the loan hereunder, stops production, ceases to carry out business, has its business license suspended, is de-registered, becomes bankrupt or insolvent, is cancelled or repealed, suffers loss, etc thus losing the entire guarantee capability or part thereof appropriate to this loan hereunder, or the mortgaged or pledged property decreases in terms of value, is damaged by accident or destroyed or otherwise, Party B is required to give a written notice to Party A promptly and refurnish other surety that is recognized by Party A.

Chapter 9 — Liabilities for Breach of Contract

Article 12

12.1 Upon effectiveness of this Agreement, both Parties hereto shall fully perform their respective obligations hereunder. Non-performance or improper performance of its obligations under this Agreement on the part of either party hereto shall be deemed a breach of this Agreement, and the party in breach shall bear any and all liabilities therefore.

12.2 Where Party B fails to repay due principal and accrued interests thereon on time agreed herein, Party A is entitled to order Party B to make a settlement of such due amounts within a specified time limit, and charge Party B appropriate interests on such overdue amounts of the loan subject to this Agreement.

12.3 Party B shall bear any and all action costs, attorney fees, travel allowances and other charges and expenses incurred in respect of actions or suits lodged by Party A to realize its creditor’s rights as a result of breach by Party B.

12.4 If Party B fully performs its part of this Agreement, and Party A fails to extend Party B the loan as described herein, Party B is entitled to claim a fine for breach against Party A in the light of the involved amount and number of delayed days which fine shall be computed at the interest rate stipulated herein.

Chapter 10 — Effectiveness

Article 13

13.1 This Agreement shall come into force (i) upon signature by the legal representatives or duly authorized representatives (their proxies shall be attached hereto as appendices) and official seal of both Parties; and (ii) at the effective date of the Guarantee Agreement provided for in Article 9 hereabove, even if this Agreement has been established upon being signed by the legal representatives or duly authorized representatives (their proxies shall be attached hereto as appendices) and stamped with official seal of both Parties.

Chapter 11 — Modification, Cancellation and Termination

Article 14

14.1 Upon effectiveness of this Agreement, neither Party hereto shall make any modification to or ahead of schedule terminate this Agreement, unless and until otherwise specified herein. Any modification or termination of this Agreement shall be made between both Parties by an agreement in writing reached thereby through mutual consultation.

14.2 This Agreement shall, upon the full performance hereof, cease to be effective automatically.

Chapter 12 — Resolution of Dispute

Article 15

15.1 Any dispute arising from or in connection with this Agreement shall be settled between both Parties through mutual friendly negotiation. In case no settlement can be reached therefrom, such dispute shall then be instituted by either party with the court at the place where Party A resides.

Article 16

16.1 Party A may deduct any amount from Party B’s appropriate accounts with Party A.

Article 17

17.1 This Agreement is made in triplicate, all of which are equally authentic, with one copy to be held by Party A, Party B as well related Guaranteeing Party (if applicable).

Article 18

18.1 This Agreement has been executed at Yuyuan Credit Cooperative as of this 6th day of February 2005.

Party A: BEIJING HAIDIAN DISTRICT YUYUANTAN RURAL CREDIT COOPERATIVE:

Legal Representative: Chen Yanxiang

(Signature):	/s/ Chen Yanxiang

February 6, 2005

Party B: BEIJING EFUTURE INFORMATION TECHNOLOGY INC.

Legal Representative: Yan Yanchun

(Signature):	/s/ Yan Yanchun

February 6, 2005